EXHIBIT 23.2






















































INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 2 to the Registration Statement No. 33-91374 of Brainerd International, Inc. on Form S-4 of our report on the financial statements of The Colonel's, Inc., dated March 1, 1995, appearing in the Joint Proxy Statement and Prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement and Prospectus.



/s/ Deloitte & Touche LLP

August 28, 1995